Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan of our reports dated March 16, 2023, with respect to the consolidated financial statements of Paratek Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Paratek Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 17, 2023